NANOPHASE TECHNOLOGIES CORPORATION 10-K

Exhibit 21.1

SUBSIDIARY OF NANOPHASE TECHNOLOGIES CORPORATION

(as of December 31, 2018)

Name	Jurisdiction of Formation

Solesence, LLC	Delaware